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                                                                 Exhibit 99



                              Media Contacts:          Analyst Contacts:
                              ---------------          -----------------
                              Phillip Giaramita        Carol Tutundgy
                              (914) 397-1665           (914) 397-1632
                                                       Maryanne Rupy
                                                       (914) 397-1626
                                                       Brian Turcotte
                                                       (914) 397-1623


         IP TIMBERLANDS, Ltd. ANNOUNCES SPECIAL AND FOURTH-QUARTER DISTRIBUTIONS WILL GO EX-DIVIDEND ON FEBRUARY 17, 1998


January 20, 1998


PURCHASE, N.Y. - IP Forest Resources Company (IPFR), the managing general partner of IP Timberlands, Ltd. (IPT), announced today that in accordance with New York Stock Exchange rules and regulations, the ex-dividend date for the special distribution of $3.35 per Class A Unit and the fourth-quarter regular distribution of $.50 per Class A Unit will be February 17, 1998. IPT unitholders who sell their units on or before February 13, 1998, will not be entitled to these distributions, which were announced on January 13, 1998. The payable date remains February 13, 1998.

    On February 17, 1998, IPT will be quoted ex-distribution by the New York Stock Exchange and the price will no longer include the amount of the distributions.